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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-81976) and Form S-8 (File No.
333-82892) of TEPPCO Partners, L.P. of our report dated August 7, 2002 relating to the combined financial statements of the Burlington Resources Gathering Inc. Val Verde Gathering and Processing System for the years ended December 31, 2001 and 2000, which appears in the Current Report on Form 8-K/A of TEPPCO Partners, L.P. filed October 8, 2002.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 8, 2002